Exhibit 10.2

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement” or “Note Purchase Agreement”) is made effective as of September 11, 2023 (the “Effective Date”), by and among ENSERVCO CORPORATION, a Delaware corporation (the “Company”), Cross River Partners, LP, a Delaware limited liability company (“Cross River”), Equigen II, LLC, a Texas limited liability company, and Angel Capital Partners, LP, a Texas limited partnership (collectively, the “OilServ Investors”) and investors indicated on Schedule A attached hereto (individually, the “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to raise capital to fund its ongoing operations and obligations by offering and issuing promissory notes convertible into a certain proposed series of equity securities to an aggregate amount of a minimum principal amount of $1,062,500 (the “Minimum Amount”) and a maximum principal amount of $3,000,000 (the “Maximum Amount”), subject to the conditions specified herein (the “Offering”);and

WHEREAS, the Company issued on September 1, 2023 promissory notes aggregating $800,000 which, on their terms, are convertible into the securities offered in the Offering;

For and in consideration of the foregoing and the mutual promises and covenants herein contained, the Company and the Investor agree as follows:

1.    Purchase of Note. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, an unsecured convertible promissory note, in substantially the form attached hereto as Exhibit A (the “Note”), in exchange for the amount indicated on Schedule A (the “Purchase Price”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Note. The terms of the Note are incorporated herein by reference.

2.    Closing; Closing Mechanics.

2.1.    Closing. The closing of the sale and issuance of the Note (the “Closing”) to the Investor shall take place on the Effective Date, or at such other time as the Company and the Investor may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2.    Subsequent Sales of Notes. Up to forty five (45) days after the Closing, Cross River agrees to purchase an additional $250,000 principal amount of Notes provided that the OilServ Investors contemporaneously invest an additional $312,500 principal amount of Notes (such event to be the “Second Closing”). Additionally, the Company may issue Notes, as defined at the end of this Section 2.2, representing up to the balance of the Maximum Amount not sold at the Closing and the Second Closing to additional investors (the “Additional Investors”). All such sales made at any additional closings (each an “Additional Closing”) shall be made on the terms and conditions set forth in this Agreement and (a) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Closing, and the Company shall have no obligation to update any disclosure related thereto, and (b) the representations and warranties of the Additional Investors in Section 4 hereof shall speak as of such Additional Closing. This Agreement may be amended by the Company without the consent of the Investors to include any Additional Investors upon the execution by such Additional Investors of a counterpart signature page hereto. Any Notes sold pursuant to this Section 2.2 shall be deemed to be “Notes,” for all purposes under this Agreement and any Additional Investors thereof shall be deemed to be “Investors” for all purposes under this Agreement.

2.3.    Closing Deliverables. At the Closing and each Additional Closing, (a) each Investor shall deliver to the Company the Purchase Price set forth in this Agreement (the “Consideration Amount”) via wire transfer of immediately available funds to an account designated by the Company, (b) the Company shall issue and deliver to each Investor an executed Note in favor of such Investor in the principal amount equal to the Consideration Amount, (c) each Investor shall deliver a countersigned Note, accepting and acknowledging the delivery of the Note, and (d) the Company shall record each Investor as the owner of the applicable Note in the Company’s books and records.

3.    Representations and Warranties of Company. The Company represents and warrants to the Investor that the following representations and warranties are true and complete as of the Effective Date.

3.1.    Organization and Qualification. The Company and each of the subsidiaries of the Company as set forth in the Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any direct or indirect subsidiary of the Company formed or acquired after the date hereof (the “Subsidiary” or “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective memorandum of association, articles of association, certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents that would constitute a Material Adverse Effect (defined below). Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, including but not limited to the form of convertible promissory note (the “Transaction Documents”), (ii) material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2.    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3.    Duly Issued; Nonassessable. The Conversion Shares issuable upon any conversion of the Note, if any such conversion event occurs pursuant to the terms set forth in the Note, will be duly authorized and validly issued, fully paid and nonassessable stock of the Company and free of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Liens”) and issued in compliance with all applicable federal and securities laws.

3.4.    Subsidiaries. The Company owns, directly or indirectly, all of the capital shares or other equity interests of each Subsidiary, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.5.    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), except as disclosed in the SEC Reports, as defined in Section 3.6 of this Agreement. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the United States Securities and Exchange Commission (the “Commission”) involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act of 1933 (the “Securities Act”).

3.6.    Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7.    Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports, and includes the number of shares of Common Stock owned beneficially, and of record, by Subsidiaries of the Company or entities of any kind in which the Company has an ownership interest of any kind (the “Affiliates”) as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act except for any equity that may be issued by the Company contemporaneously with the question of certain assets of OilServ, LLC and its affiliates. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. As a result of the purchase and sale of the Securities as defined in Section 3.8, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors, or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.8.    Offering. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer, issue, and sale of the Note and the Conversion Shares (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.9.    Use of Proceeds. The Company will use the proceeds of sale and issuance of the Note for the operations of its business, and not for any personal, family or household purpose. The Company shall use the proceeds of this Note and all other similar Notes issued in connection with the Offering solely as working capital and shall not be used to repay existing debt, subordinated or senior, of the Company.

3.10.    Brokers and Finders. No person or entity acting on behalf or under the authority of the Company or any of its Affiliates is or will be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated by this Agreement.

3.11.    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that it has not provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting the transactions contemplated by this Agreement.

4.    Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the following representations and warranties are true and complete.

4.1.    Organization. To the extent such Investor is not a natural person, such Investor is duly organized or incorporated (as applicable), validly existing and in good standing under the laws of the state or country in which it is organized or incorporated (as applicable) and is authorized and qualified to become a holder of the Note, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this Agreement, and the acquisition of the Note by the Investor and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of such Investor.

4.2.    Authorization. To the extent the Investor is not a natural person, the execution, delivery and performance of this Agreement and the Note by the Investor and the consummation by the Investor of the transactions contemplated hereby are within the powers of the Investor and have been duly authorized by all necessary individual, corporate, partnership or limited liability company action, as appropriate, on the part of the Investor. This Agreement and the Note constitute valid and binding agreements of the Investor, and, assuming the due execution and delivery of this Agreement and the Note by each other person or entity party thereto, enforceable against the Investor in accordance with its respective terms, subject to: (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors’ rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) by federal or state securities laws or by public policy of rights to indemnification. All action required for the lawful execution and delivery of this Agreement and the Note has been taken.

4.3.    Acquisition of the Note for Investment. The Investor is acquiring the Note for its own account for investment purposes only and not with a view to or for the purpose of distributing or reselling the Note or any part thereof or interest therein, without prejudice, however, to the Investor’s right, subject to the provisions of this Agreement and the Note and in accordance with all applicable laws, at all times to sell or otherwise dispose of all or any part of such Note as otherwise permitted hereunder. The Investor is not acting jointly or in concert with any other person or entity for the purposes of acquiring the Note. The Investor has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Note to any such person or entity or to have any such person or entity sell the Note on the Investor’s behalf.

4.4.    Ability of the Investor to Bear Risk of Investment. The Investor acknowledges that the purchase of the Note is a highly speculative investment involving a high degree of risk, and the Investor is able to bear the economic risk of an investment in the Note and is able to afford a complete loss of such investment (i.e., the Purchase Price). The Investor has such financial and business knowledge and experience that he, she or it is capable of evaluating the risks and merits of this investment, and the Investor has had an opportunity to ask any questions and obtain any additional information concerning the Company.

4.5.    Ability of Majority Holders to Modify Note Terms. The Investor acknowledges that holders of Notes representing 75% of the aggregate principal amount of Notes have the ability to extend the maturity date of the Notes or to amend or waive terms of the Notes which could diminish or eliminate all rights of the Investor under this Note.

4.6.    Accredited Investor. The Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.7.    No Agency Review. The Investor acknowledges and understands that no U.S. federal or state agency, including the U.S. Securities and Exchange Commission (the “SEC”) or the securities commission or authority of any state, has approved or disapproved the Note, passed upon or endorsed the merits of the offering of the Note, or made any finding or determination as to the fairness or fitness of the Note for public sale.

4.8.    Professional Advice. The Investor has relied upon the advice of the Investor’s legal counsel and/or accountants and/or other financial advisors with respect to tax and other considerations relating to the purchase of the Note. The Investor is not relying upon the Company with respect to the economic considerations involved to make an investment decision in the Note. Nothing in this Section 4, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 3, or the right of the Investor to rely thereon.

4.9.    No Intent to Transfer. With the exception of a conversion of the Note in accordance with its express terms, the Investor is not aware of any occurrence, event or circumstance upon the happening of which the Investor intends to transfer or sell the Note and the Investor does not have any present intention to transfer or sell the Note.

4.10.    Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Note unless and until:

(a)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)    The Investor shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(c)    Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a partner (or retired partner) or member (or retired member) of the Investor in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

4.11.    Tax Consequences. The investment in the Note may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Investor to determine and assess such tax consequences as may apply to the Investor’s particular circumstances, and the Investor has not received and is not relying on the Company for any tax advice whatsoever.

5.    Protective Covenants.

5.1.    Following the Closing , without the written approval of the holders of greater than 75% of the principal amount of the Notes, the Company shall not: (i) incur any debt which is senior or parri passu to the debt by the Note, other than an Equity Financing as defined in the Note; or (ii) issue any securities other than (a) shares to be issued in conjunction with the Asset Purchase Agreement by and between OilServ, LLC, Rapid Hot Flow, LLC, Rapid Pressure Services, LLC, and Heat Waves Hot Oil Service LLC dated September [X], 2023 (the “Asset Purchase Agreement”), (b) shares to be issued to Michael S. Lade as part of his employment with the Company and in conjunction with the Asset Purchase Agreement, and (c) shares issued pursuant to the Company’s existing Equity Incentive Plan and as approved by the Board of Directors.

6.    Indemnity.

6.1.    The Investor agrees to indemnify and hold harmless the Company, its Affiliates and its members, governors, managers, officers, employees and consultants from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim commenced or threatened) arising out of or based upon any false or misleading representation or warranty made by such Investor hereunder, misinformation, breach or failure by such Investor herein or hereunder or under any other document furnished or delivered by such Investor to any of the foregoing indemnified persons in connection with such Investor’s investment in the Company.

6.2.    The Company agrees to indemnify and hold harmless the Investor and, as applicable, their respective Affiliates and shareholders, directors and officers from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim commenced or threatened) arising out of or based upon any false or misleading representation or warranty made by the Company hereunder, misinformation, breach or failure by the Company herein or hereunder or under any other document furnished or delivered by the Company to any of the foregoing indemnified persons in connection with the applicable Investor’s investment in the Company.

7.    Miscellaneous.

7.1.    Board of Directors Appointment. Concurrent with the execution of the Asset Purchase Agreement, the Company agrees to appoint Steve Weyel to the Board of Directors, and Steve Weyel accepts such appointment.

7.2.    Joint Participation. Cross River shall participate at the same or greater level as the combined participation level of the OilServ Investors provided that Cross River’s aggregate purchase of Notes in the Offering shall not exceed $1,000,000.

7.3.    Kildeer Mortgage. The Company shall use its commercially reasonable best efforts in the immediate forty five (45)-day-period following the Closing of this Agreement to secure a $500,000 mortgage on the Company’s real property located in Kildeer, North Dakota.

7.4.    Concurrent Closing. The Company acknowledges that the Closing of this Agreement shall be contingent upon, and concurrent with, the execution of the Asset Purchase Agreement.

7.5.    Amendment; Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. Except as otherwise provided in the Note, any provision of the Note may be amended or waived by the written consent of the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6.    Survival of Representations and Warranties. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

7.7.    Successors and Assigns; No Third Party. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.8.    Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

7.9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10.    Headings. The headings used in this Agreement are for reference and convenience only and shall not affect the construction or interpretation of this Agreement.

7.11.    Notices. Unless otherwise provided, any notice, other communication or deliveries required or permitted under this Agreement shall be given in writing and by electronic mail and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) one (1) day after deposit with a reputable overnight courier service and addressed to the party to be notified, or (iv) upon confirmation of receipt of a successful electronic mail transmission; provided, however, that all the times in (ii) and (iii) shall be increased by three (3) days in the event that notice is being sent internationally. The addresses for such notices and communications shall be as follows, or at such other address as the parties may designate in writing by delivering notice of such change of address to the other party:

If to the Company:             Enservco Corporation

14133 Country Road 9 ½

Longmont, CO 80504

Attention: Mark Patterson, Chief Financial Officer

Email: mpatterson@enservco.com

With a copy (which shall not constitute notice) to:

Maslon LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Attention: Douglas T. Holod

Email: doug.holod@maslon.com

If to the Investor:              As indicated on Schedule A

7.12.    Entire Agreement. This Agreement and the Note contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.13.    Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, such term(s) or provision(s) shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such term(s) or provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.14.    Fees and Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall reimburse the OilServ Investors $25,000 for legal fees and expenses.

7.15.    Confidentiality. Each party hereto agrees that, except (i) with the prior written permission of the other party or (ii) as required by law, regulation, rule, court order or subpoena, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the Note purchased hereunder (“Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.15 by such party), (b) is or has been independently developed or conceived by such party without use of the other party’s Confidential Information, or (c) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the disclosing party. Notwithstanding anything to the contrary herein, (i) the Company may disclose the terms of the sale of the Note and the identity of the Investor as required by law or regulation, (ii) the Investor may disclose Confidential Information to: (w) the other Investors, (x) its respective attorneys, accountants, consultants, and other professionals, affiliates and representatives, (y) any prospective investor of any Company securities from such Investor, if such prospective investor agrees to be bound by the provisions of this Section 7.15, and (z) any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business.

7.16.    Further Assurances. Consistent with the terms and conditions hereof, the Investor and the Company agree to do and perform or cause to be done and performed all such further acts and things and to execute, acknowledge, and deliver such further documents and instruments as reasonably required in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.17.    Usury. Regardless of any other provision of this Agreement or the Note, the Investor shall never be entitled to receive, collect or apply as interest on the principal amount of the Note any amount in excess of the maximum rate of interest allowable under applicable law, and in the event any Investor ever receives, collects or applies as interest thereon any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal amount of such Note and shall be treated as such, and if the principal amount of such Note is paid in full, any remaining excess shall forthwith be paid to the Company.

7.18.    Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement and the Note issued to such Investor are several and not joint with the obligations of any Investor, and no other Investor shall be responsible in any way for the performance of the obligations of such Investor under this Agreement and the applicable Note. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of the Investor to purchase a Note from the Company pursuant to this Agreement has been made by the Investor independently of any other Investor or other person or entity. No person or entity has acted as agent for the Investor in connection with the Investor making its investment hereunder and no person or entity will be acting as agent of the Investor in connection with monitoring such Investor’s investment in the Company or enforcing its rights under this Agreement. The Investor shall be entitled to independently protect and enforce his, her or its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Investor to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and the Investor solely and not between the Company and Investors collectively and not between and among the Investors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be effective as of the date first indicated above.

COMPANY:

ENSERVCO CORPORATION

By: /s/ Richard A. Murphy

Name:   Richard A. Murphy

Title:     Chief Executive Officer

INVESTORS:

Cross River Partners, LP:

By its General Partner,

Signature: /s/ Richard A. Murphy

Name: Richard A. Murphy

Title: Managing Partner

Angel Capital Partners, LP

Signature: /s/ Stephen D. Scott

Print Name: Stephen D. Scott

Equigen II, LLC.

Signature: /s/ Steven A. Weyel

Print Name: Steven A. Weyel

Signature Page to
Note Purchase Agreement

EXHIBIT A

Form of Convertible Promissory Note

(see attached)

Exhibit A to
Note Purchase Agreement

SCHEDULE A

Investors

Investor	Date of Investment	Principal Amount

Cross River Partners, LP Address: Email:	9/11/2023	$750,000

Kevin Chesser Address: Email:	9/11/2023	$50,000

Equigen II, LLC Address: Email:	9/11/2023	$187,500

Angel Capital Partners, LP Address: Email:	9/11/2023	$125,000[1]

1 Includes an aggregate in $25,000 in legal fees and expenses retained by Investor.

SCHEDULE A to
Note Purchase Agreement